Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc. (previously known as Amedica Corporation)

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SINTX Technologies, Inc. 2020 Equity Incentive Plan of our report dated March 25, 2020, relating to the consolidated financial statements of SINTX Technologies, Inc., and subsidiaries (collectively, the Company), appearing in the Annual Report on Form 10-K of the Company as of December 31, 2019 and for the year then ended.

/s/ TANNER LLC

Salt Lake City, UT

September 16, 2020